POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned does hereby make, constitute and appoint each of Andrew J. Surdykowski, Octavia N. Spencer, Andrea N. Gerhart and Tate E. Braun (and any other employee of Intercontinental Exchange, Inc. (the “Company”) designated in writing by one of the attorneys-in-fact), acting individually, its true and lawful attorney, to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, and any such Form 144, complete and execute any amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission (the “SEC”), including (i) acting as an account administrator or delegated administrator for the undersigned's EDGAR Next account and carrying out any action associated with such administrator designation or delegation as such attorney-in-fact deems necessary or appropriate, including filing any Form ID application, or (ii) causing the Company to accept a delegation of authority from any of the undersigned's EDGAR Next account administrators and pursuant to such delegation authorize the Company's EDGAR Next account administrators to appoint, remove or replace designated users for the undersigned’s EDGAR Next account as such attorney-in-fact deems necessary or appropriate, as required under the Securities Exchange Act of 1934, as amended (the “Act”), relating to the Company with respect to securities of the Company that may be deemed to be beneficially owned by the undersigned under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the undersigned might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that said attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Act.

THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned, until the undersigned is no longer required to make filings under the Act or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of the Company or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of March 27, 2026.

/s/ Daniel E. Pinto___________________________

Daniel E. Pinto